EXHIBIT 10.4

[ECHELON LOGO]

                                   MEMORANDUM

DATE:    AUGUST 12, 1999

TO:      LARRY J. NEWSOME

FROM:    SUSAN G. JOHNSON

RE:      EMPLOYMENT AGREEMENT - SUPPLEMENT

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         To confirm the action of the Echelon International Corporation Board of
Directors and Compensation Committee, please note the following amendment to your Employment Agreement dated November 20, 1996, amended and restated as of September 18,1998:

TO EXHIBIT A, LTIP SECTION ADD THE FOLLOWING:

1999, 2000,2001 CYCLE YEARS

The following table sets forth the Cumulative Net Asset Value Per Share for the Threshold, Target and Maximum awards. Under the Board approved methodology, the Net Asset Value Per Share as of 01/01/99 was $34.85. The Threshold level requires a cumulative 5% increase in Net Asset Value Per Share for the three years ending 12/31/2001, the Target level requires a cumulative 9% increase in Net Asset Value Per Share for the three years ending 12/31/2001, and the Maximum level requires a cumulative 13% increase in Net Asset Value Per Share for the three years ending 12/31/2001.

                      LTIP AWARDS FOR THE 1999 - 2001 CYCLE

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LTIP                                  THRESHOLD      TARGET         MAXIMUM
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Assumes 9%                                5%            9%            13%
CAP rate
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Net Asset        Beginning of          $ 34.85       $ 34.85        $ 34.85
Value Per        period 01/01/99
Share
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Net Asset        As of                 $ 40.34       $ 45.13        $ 50.29
Value Per        12/31/2001
Share
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         The following table sets forth the incremental annual award correlating to the Threshold, Target and Maximum LTIP Cumulative Net Asset Values and awards associated with achieving such levels of cumulative net asset value per share:



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            -----------------------------------------------------
                LTIP                           THREE YEARS ENDING
                                                DECEMBER 31, 2001
            -----------------------------------------------------
            THRESHOLD
            -----------------------------------------------------
            Cumulative Net Asset                           $40.34
            Value Per Share
            -----------------------------------------------------
            LTIP Value                                    $34,000
            (% of Base Salary)                              (20%)
            -----------------------------------------------------
            TARGET
            -----------------------------------------------------
            Cumulative Net Asset                           $45.13
            Value Per Share
            -----------------------------------------------------
            LTIP Value                                    $68,000
            (% of Base Salary)                              (40%)
            -----------------------------------------------------
            MAXIMUM
            -----------------------------------------------------
            Cumulative Net Asset                           $50.29
            Value Per Share
            -----------------------------------------------------
            LTIP Value                                   $102,000
            (% of Base Salary)                              (60%)
            -----------------------------------------------------

         For purposes of administering the LTIP, during the 1999, 2000, 2001 three-year cycle, (i) all LTIP awards shall be paid in the form of restricted shares; (ii) the number of restricted shares shall be determined by dividing the dollar value of the Maximum LTIP Value, $102,000, by the closing price on April 19, 1999 or the first trading day thereafter, on the New York Stock Exchange (or such other market on which the Company's stock trades if it is not listed on the New York Stock Exchange); (iii) the restricted shares, among other things, shall be subject to a risk of forfeiture if and to the extent that the performance criteria set forth in this Exhibit A with respect to the 1999, 2000, 2001 Cycle Years are not met; (iv) if actual cumulative Net Asset Value Per Share for the three-year period ending December 31, 2001, does not equal or exceed Threshold LTIP Net Asset Value Per Share for such period, all restricted shares shall be forfeited, and no LTIP bonus will have been earned; (v) if actual cumulative Net Asset Value Per Share for the three year period ending December 31, 2001, exceeds Threshold LTIP Net Asset Value Per Share, but is less than Target LTIP Net Asset Value Per Share, for such period, or exceeds Target LTIP Net Asset Value Per Share, but is less than Maximum LTIP Net Asset Value Per Share, for such period, the percentage of the LTIP restricted shares as to which the risk of forfeiture shall lapse shall be proportionately increased above the Threshold bonus amount or the Target Bonus amount, as the case may be; and (vi) if cumulative Net Asset Value Per Share for the three-year period ending December 31, 2001 equals or exceeds Maximum LTIP Net Asset Value Per Share for such period, the risk of forfeiture shall lapse as to all restricted shares, but no additional shares will be issuable under the LTIP regardless of the amount by which actual cumulative net asset value per share for the three years ending December 31, 2001 exceeds such Maximum LTIP Net Asset Value Per Share.


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         Please execute a copy of this memo and return it to me in the enclosed envelope. Should you have any questions, please contact me.

                                      # # #




Accepted and Acknowledged on _____________________{date}


By:__________________________________________________



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